N-SAR ATTACHMENT


Item 77(C)

     At the 1997 Annual Meeting of Stockholders of the Registrant held on April 29, 1997, the following was approved by the Registrant's Stockholders: (i) the Common and Preferred Stockholders voting together as a single class elected directors, consisting of (a) Charles M. Royce, (b) Richard M. Galkin, and (c) Stephen L. Isaacs; (ii) the Preferred Stockholders voting as a separate class elected directors, consisting of (a) Thomas R. Ebright and (b) David
L. Meister; (iii) (a) the Common and Preferred Stockholders voting together as a single class and (b) the Preferred Stockholders voting as a separate class authorized two changes to the Registrant's fundamental investment policies; and (v) the Common and Preferred Stockholders voting together as a single class authorized the selection of accountants.

            Votes Cast For    Votes Cast Against     Votes Abstained
            --------------    ------------------     ---------------

(i)
  (a)       17,007,810.1105         N/A               363,761.9905
  (b)       16,862,027.3954         N/A               509,544.7056
  (c)       16,856,201.5816         N/A               515,370.5194


(ii)
  (a)          1,443,040            N/A                     24,891
  (b)          1,440,040            N/A                     27,891

(iii)
  (a)        12,873,206.8142    3,314,233.1915             520,986.0953
  (b)         1,290,662            37,905                   30,676

(iv)         16,969,107.6255       85,093.2607             317,371.2148



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ROYCE VALUE TRUST, INC.

To the Stockholders of
ROYCE VALUE TRUST, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ROYCE VALUE TRUST, INC. (the 'Fund') will be held at the offices of the Fund, 1414 Avenue of the Americas, New York, New York, on April 29, 1997 at 1:00 p.m. (E.T.), for the following purposes:

          1. To elect a board of five directors, three to be elected by the holders of both the Fund's Common Stock and its 8% Cumulative Preferred Stock ('Preferred Stock') voting together as a single class, and two to be elected only by the holders of the Fund's Preferred Stock.

          2. To approve two changes in the Fund's fundamental investment policies to permit the Fund to lend its portfolio securities and to invest the cash collateral for such loans in the restricted shares of registered money market funds.

          3. To ratify the selection of Ernst & Young LLP as independent public accountants of the Fund for the year ending December 31, 1997.

          4. To transact such other business as may come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 13, 1997 as the record date for the determination of those stockholders entitled to vote at the meeting, and only holders of record at the close of business on that day will be entitled to vote.

     The Fund's Annual Report to Stockholders for the year ended December 31, 1996 was previously mailed to stockholders, and copies of it are available upon request, without charge, by writing to the Fund at 1414 Avenue of the Americas, New York, New York 10019 or calling toll free at 1-800-221-4268.

                                   IMPORTANT

     To save the Fund the expense of additional proxy solicitation, if you do not now expect to be present at the meeting, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States). The Proxy is solicited on behalf of the Board of Directors, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                                          By order of the Board of Directors,


                                          JOHN E. DENNEEN
                                          Secretary

March 21, 1997

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            ROYCE VALUE TRUST, INC.
                          1414 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

                            TUESDAY, APRIL 29, 1997

                       ----------------------------------
                                PROXY STATEMENT
                       ----------------------------------

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of Proxy for the meeting solicited on behalf of the directors of Royce Value Trust, Inc. (the 'Fund').

     The Proxy may be revoked at any time before it is exercised by written instructions to the Fund or by filing a new Proxy with a later date, and any stockholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy. The shares represented by all properly executed Proxies received in time for the meeting will be voted. Where a stockholder has specified a choice on the Proxy with respect to Proposals 2 and 3 in the Notice of Annual Meeting, his or her shares will be voted accordingly. If no directions are given, the stockholder's shares will be voted in favor of these Proposals. Unless authority to vote for all nominees or for an individual nominee pursuant to Proposal 1 is specifically withheld, the Proxy will be voted for the election of all of the persons nominated by the Board of Directors to become directors. The cost of soliciting proxies will be borne by the Fund, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Fund and/or Quest Advisory Corp. ('Quest'), the Fund's investment adviser, may solicit Proxies personally and by telephone, if deemed desirable. The Fund may engage the services of a professional solicitor, such as Shareholder Communications Corporation, for help in securing stockholder representation at the meeting.

     On March 13, 1997, the record date for the meeting, there were 26,348,378 shares of Common Stock and 2,400,000 shares of Preferred Stock of the Fund outstanding. The stockholders entitled to vote are those of record on that date. Shares of both the Common Stock and the Preferred Stock are entitled to one vote on each item of business at the meeting. Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Directors before the meeting, who serve as Inspectors and Judges of Election at the meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

     The following persons were known to the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Common Stock and Preferred Stock as of the record date:

               NAME AND ADDRESS                     CLASS              AMOUNT AND NATURE           PERCENTAGE
                   OF OWNER                        OF STOCK              OF OWNERSHIP               OF CLASS
-----------------------------------------------  ------------  ---------------------------------   ----------

Yale University ...............................  Common        2,683,151 shares --                    10.8%
  451 College Street                                             Beneficial (sole voting
  P.O. Box 1074 Yale Station                                     and investment power)
  New Haven, CT 06520
Depository Trust Company ......................  Common        23,923,409 shares -- Record              91%
  Cede & Co.                                                                                            99%
  P.O. Box 20                                    Preferred       2,369,564 shares -- Record
  Bowling Green Station
  New York, NY 10274

                  SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

              COMMON                                           PREFERRED
  PROPOSAL    STOCKHOLDERS                                     STOCKHOLDERS
------------  -----------------------------------------------  -----------------------------------------------

     1 Common and Preferred Stockholders, voting together as a single class, elect 3 directors

                                                               Preferred Stockholders, voting
                                                               as a separate class, elect 2
                                                               additional directors

     2        Common and Preferred Stockholders, voting together as a single class

                                                               Preferred Stockholders also
                                                               vote as a separate class

     3        Common and Preferred Stockholders, voting together as a single class

                     1. ELECTION OF DIRECTORS (PROPOSAL 1)

     At the meeting, it is proposed to elect five directors, each director to hold office until the next Annual Meeting of Stockholders and until his successor shall have been elected and qualifies. The holders of both the Common Stock and the Preferred Stock, voting together as a single class, are entitled to elect three directors. The holders of the Preferred Stock, voting as a separate class, are entitled to elect the remaining two directors. The Fund's Board of Directors has nominated the following five persons, each of whom has served as a director since July 1986, to become directors of the Fund. Certain information concerning them is set forth below. Each of these persons has agreed to serve if elected, and the Fund's management has no reason to believe that any of them will be unavailable for election as a director. However, if any of them become unwilling or unable to serve, the persons named in the accompanying form of Proxy will vote for the election of such other persons, if any, as the Board of Directors may nominate.

                                                                  POSITIONS WITH
                         NAME                            AGE      THE FUND                 ELECTED BY
------------------------------------------------------   ---      --------------------     ---------------

Charles M. Royce......................................   57       Director, President      Common and
                                                                  and Treasurer            Preferred
Thomas R. Ebright.....................................   52       Director                 Preferred Only
Richard M. Galkin.....................................   58       Director                 Common and
                                                                                           Preferred
Stephen L. Isaacs.....................................   57       Director                 Common and
                                                                                           Preferred
David L. Meister......................................   57       Director                 Preferred Only

     A total of six meetings of the Board of Directors were held during the year ended December 31, 1996, and each director attended 75% or more of the meetings.

     The Board of Directors has an Audit Committee, comprised of Richard M. Galkin, Stephen L. Isaacs and David L. Meister, which is responsible for recommending the selection and nomination of the independent auditors of the Fund and for conducting post-audit reviews of the Fund's financial condition with the auditors. The Audit Committee held two meetings during the year ended December 31, 1996, and each member of the Audit Committee attended both of the meetings. The Board of Directors does not have any other standing committees.

     There are no family relationships between any of the Fund's directors and officers.

     As of the record date, the Fund's directors beneficially owned the following shares of its Common Stock:

                                                                                          PERCENTAGE
                          NAME OF DIRECTOR                                  AMOUNT         OF CLASS
---------------------------------------------------------------------   --------------    ----------

Charles M. Royce.....................................................   201,844 shares        .77%
Thomas R. Ebright....................................................        None             N/A
Richard M. Galkin....................................................        None             N/A
Stephen L. Isaacs....................................................        None             N/A
David L. Meister.....................................................        None             N/A

     Mr. Royce has sole voting power and sole investment power as to the shares beneficially owned by him. As of the record date, all directors and officers of the Fund as a group (9 persons) beneficially owned 209,606 shares of the Fund's Common Stock, constituting .80% of the class, and no shares of its Preferred Stock.

BUSINESS EXPERIENCE

     Set forth below is certain information as to the principal business experience of the Fund's directors during the past five years.

     Charles M. Royce is the President, Secretary, Treasurer and sole director and sole voting shareholder of Quest, the investment adviser to the Fund. He has served as Quest's President and Treasurer for more than 24 years. Mr. Royce also manages three private investment partnerships through Quest Management Company ('QMC'), a registered investment adviser, of which he is the managing general partner.

     Thomas R. Ebright has been a Vice President of Quest for more than 15 years. He has also been President, Treasurer, a director and principal shareholder of Royce, Ebright & Associates, Inc., the investment adviser to a series of The Royce Fund, since June 1994. He was a general partner of QMC and its predecessor until June 1994. Mr. Ebright is also a director of Atlantic Pro Sports, Inc. and of the Strasburg Rail Road Co. since March 1993 and was the President and principal owner of Baltimore Professional Hockey, Inc. until May 1993.

     Richard M. Galkin is a private investor and the President of Richard M. Galkin Associates, Inc., telecommunications consultants.

     Stephen L. Isaacs is an attorney, President of The Center for Health and Social Policy since September 1996 and President of Stephen L. Isaacs Associates, consultants. He was a Director of the Columbia University Development Law and Policy Program and a Professor at Columbia University until August 1996.

     David L. Meister is a consultant in the communications industry. He was an executive officer of Digital Planet Inc. from April 1991 to December 1992.

     Mr. Royce is also President and Treasurer of Royce Micro-Cap Trust, Inc. ('OTCM'), Royce Global Trust, Inc. ('RGT') and The Royce Fund ('TRF'), registered management investment companies. Messrs. Royce, Ebright, Galkin, Isaacs and Meister are also directors/trustees of OTCM and TRF, and Messrs. Royce, Galkin, Isaacs and Meister are also directors of RGT. Mr. Ebright is also a Vice President of TRF and a Vice President and Treasurer, and Mr. Royce is also the sole shareholder and director and Secretary, of Quest Distributors, Inc., the distributor of TRF's shares.

     Messrs. Royce and Ebright are 'interested persons' of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

     In addition to Mr. Royce, three Vice Presidents of the Fund are also officers of Quest.

REMUNERATION OF DIRECTORS AND OFFICERS

     Set forth below is the compensation paid by the Fund and the three other registered investment companies comprising The Royce Funds to each director for the year ended December 31, 1996.

                                                                 AGGREGATE        TOTAL COMPENSATION
                                                             COMPENSATION FROM    FROM THE FUND AND
                         DIRECTOR                                THE FUND         OTHER ROYCE FUNDS
----------------------------------------------------------   -----------------    ------------------

Charles M. Royce..........................................        $     0              $      0
Thomas R. Ebright.........................................              0                     0
Richard M. Galkin.........................................         16,000                64,000
Stephen L. Isaacs.........................................         16,000                64,000
David L. Meister..........................................         16,000                64,000

     Each of the Fund's non-affiliated directors receives a base fee of $10,000 per year plus $1,000 for each meeting of the Board of Directors attended. No director of the Fund received remuneration for services as a director for the year ended December 31, 1996 in addition to or in lieu of this standard arrangement.

VOTE REQUIRED

     A quorum consists of stockholders representing a majority of the outstanding shares of the Fund's Common Stock and/or Preferred Stock, as the case may be, entitled to vote who are present in person or by proxy, and a plurality of all of the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

               2. APPROVAL OF CHANGES IN FUNDAMENTAL POLICIES TO
                     PERMIT THE FUND TO LEND ITS PORTFOLIO
                SECURITIES AND TO INVEST THE COLLATERAL FOR SUCH
                 LOANS IN RESTRICTED SHARES OF REGISTERED MONEY
                           MARKET FUNDS (PROPOSAL 2)

SECURITIES LENDING TRANSACTIONS

     The Fund is currently prohibited by its fundamental investment restrictions from making loans (including loans of portfolio securities), except to the extent that purchases of certain debt obligations are considered loans. Such fundamental investment restriction may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding Common Stock and Preferred Stock voting together as a single class and by the holders of a majority of the Fund's outstanding Preferred Stock voting as a separate class. The Fund proposes to amend this investment restriction to enable it to lend its portfolio securities. Such loans would be made to brokers, dealers and other financial institutions, and would be continuously secured by cash or other allowable forms of collateral equal at all times to at least 100% of the value of the securities loaned. No securities loans would be made if, as a result, the aggregate of such loans would exceed 25% of the value of the Fund's total assets taken at their then current value.

     The purpose of lending the Fund's portfolio securities would be to attempt to increase the Fund's income. The Fund would continue to be entitled to receive the dividends, interest or other distributions on the securities loaned and could also receive additional income, as noted below.

     Loans of portfolio securities by the Fund would be subject to certain guidelines prescribed, and from time to time modified, by the staff of the S.E.C. Under present guidelines, the borrower must provide the Fund with collateral equal at all times to at least 100% of the value of the securities loaned. If the market value of the loaned securities increases beyond the value of the collateral, the borrower must provide the Fund with additional collateral; if that value declines, the borrower is entitled to the return of its collateral to the extent of the decline. Under present guidelines, the types of collateral permitted include cash, short-term Government securities and letters of credit.

     The Fund could increase its income in connection with portfolio securities loans in several ways. First, the Fund could receive a negotiated loan fee from the borrower. The second method (not available when letters of credit are used as collateral) is to invest cash collateral in certain securities and receive interest on them or to receive interest on the securities held as collateral; in either case, the interest received may be shared with the borrower.

     The Fund expects to enter into an agreement with State Street Bank and Trust Company, the custodian of the Fund's assets, which will provide finder's, custodial and administrative services to the Fund in connection with the Fund's securities lending activities. For these services, State Street will be entitled to receive reasonable fees, which may include a portion of the loan fee paid by the borrower and a portion of earnings for investments of cash collateral or earnings on the securities held as collateral.

     The risks of lending portfolio securities, as with other extensions of secured credit, consist of possible delays in receiving additional collateral or in the recovery of the loaned securities or the possible loss of rights in the collateral should the borrower fail financially. Loans of portfolio securities would be made to firms deemed by the Fund to be of good credit standing and would not be made unless, in Quest's judgment, the earnings from such loans would justify the risk.

     Under the terms of the securities loans which the Fund would make, the Fund would have the right to call the loan at any time. At the present time, the guidelines permit the voting rights attendant to the securities loaned to pass to the borrower, although they require that such loans be called so that the securities may be voted by the Fund if a material event affecting the investment is to occur.

     The Board of Directors believes that the authority to lend portfolio securities may enhance the Fund's earning potential and is, therefore, in the best interest of the Fund and its stockholders. Consequently, the Board of Directors, subject to the approval of the stockholders at this Meeting, adopted the following change in the Fund's fundamental investment policies (new language is underscored):

          "The Fund may not:

             8. Make loans, except for (a) purchases of portions of issues of publicly distributed bonds, debentures and other securities, whether or not such purchases are made on the original issuance of such securities,
        (b) repurchase agreements with any bank that is the custodian of its assets covering U.S. Treasury and agency obligations and having a term of not more than one week, and (c) except that the Fund may loan up to 25% of its assets to qualified brokers, dealers or institutions for their use relating to short sales or other security transactions (provided that such loans are secured by collateral equal at all times to at least 100% of the value of the securities loaned)."

INVESTING CASH COLLATERAL FOR SECURITIES LENDING TRANSACTIONS

     The Fund also currently has the following fundamental investment policy, which may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding Common Stock and Preferred Stock voting together as a single class and by the holders of a majority of the Fund's outstanding Preferred Stock voting as a separate class:

          "The Fund may not invest in restricted securities."

     It is proposed to change this policy to read in its entirety as follows:

             "The Fund may not invest in restricted securities unless such securities are redeemable shares issued by money market funds registered under the Investment Company Act of 1940."

     Loans of the Fund's portfolio securities would have to be fully collateralized by securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities or by cash. When the collateral is cash, the Fund would be responsible for investing it.

     If the Fund is able to engage in securities lending transactions, it will have the opportunity to invest such cash collateral in a money market fund sponsored by its custodian bank. Although the money market fund is registered under the Investment Company Act of 1940, its shares are offered for sale only in private placement transactions to certain institutional investors such as the Fund. Its shares are not registered under the Securities Act of 1933 and, therefore, constitute restricted securities.

     ALLOWING THE FUND TO INVEST IN THE SHARES OF SUCH A MONEY MARKET FUND WILL ENABLE THE FUND TO REALIZE MORE INCOME FROM ITS SECURITIES LENDING TRANSACTIONS THAN IT WOULD IF THE COLLATERAL CONSISTED OF U.S. GOVERNMENT SECURITIES.

     If this policy change is approved by stockholders, the Fund could, in certain circumstances have up to 20% of its assets at risk in a money market fund in which the cash collateral has been invested.

VOTE REQUIRED

     The vote required for approval of Proposal 2 is (a) a majority of the Fund's outstanding shares of Common Stock and Preferred Stock, voting together as a single class, plus (b) a majority of the Fund's outstanding shares of Preferred Stock, voting as a separate class. Such majorities are computed as the lesser of (i) 67% of the shares of Common Stock and/or Preferred Stock, as the case may be, present or represented at the meeting (assuming that more than 50% of such shares are present or represented) or (ii) more than 50% of the outstanding shares of Common Stock and/or Preferred Stock, as the case may be.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                               3. RATIFICATION OF
            SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 3)

     At the meeting, the stockholders will be asked to ratify the selection by the Board of Directors, including a majority of the directors who are not 'interested persons' (as such term is defined in the Investment Company Act of 1940), of Ernst & Young LLP, independent auditors, to serve as the Fund's auditors for the year ending December 31, 1997.

     Ernst & Young LLP has informed the Fund that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Fund except as auditors and independent public accountants. Ernst & Young LLP served as the Fund's independent public accountants for the year ended December 31, 1996. Representatives of Ernst & Young LLP are not expected to be present at the meeting, but have been given an opportunity to make a statement if they so desire, and will be available should any matter arise requiring their participation.

VOTE REQUIRED

     Ratification of the selection of Ernst & Young LLP as the independent public accountants of the Fund requires the affirmative vote of a majority of the outstanding shares of the Fund's Common Stock and Preferred Stock, voting together as a single class, present or represented at the meeting (assuming that more than 50% of the shares are present or represented).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                               4. OTHER BUSINESS

     Management knows of no business to be brought before the meeting other than Proposals 1, 2 and 3 in the Notice of the Annual Meeting. If other matters do come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgment of the person or persons exercising at the meeting the authority conferred by the Proxies.

                             ADDITIONAL INFORMATION

     Quest Advisory Corp., the Fund's investment adviser, is located at 1414 Avenue of the Americas, New York, New York 10019.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Fund's 1998 Annual Meeting of Stockholders must be received by the Fund by November 21, 1997, for inclusion in the Fund's Proxy Statement and form of Proxy relating to that meeting.

          PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE
                       ACCOMPANYING POSTAGE-PAID ENVELOPE

                                   APPENDIX 1
                                   PROXY CARD

COMMON STOCK          ROYCE VALUE TRUST, INC.                  COMMON STOCK
                      1414 Avenue of the Americas
                      New York, NY 10019

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, a Common Stockholder of Royce Value Trust, Inc., hereby appoints Charles M. Royce and John E. Denneen, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of the Fund held of record by the undersigned on March 13, 1997, at the Annual Meeting of Stockholders to be held on April 29, 1997, or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

   PLEASE MARK VOTES
 X AS IN THIS EXAMPLE

ROYCE VALUE TRUST, INC.
COMMON STOCK

Please be sure to sign and date this Proxy.   Date

Stockholder sign here             Co-owner sign here

1. ELECTION OF DIRECTORS
(Page 2)                                         With-   For All
                                           For   hold    Except

Charles M. Royce,
Richard M. Galkin
and Stephen L. Isaacs

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.

                                                For   Against  Abstain

2. PROPOSAL TO APPROVE TWO CHANGES IN THE
FUND'S FUNDAMENTAL INVESTMENT POLICIES.
(Page 4)

3. PROPOSAL TO RATIFY THE SELECTION OF
ERNST & YOUNG LLP AS INDEPENDENT PUBLIC
ACCOUNTANTS.
(Page 5)

4. THE PROXIES ARE AUTHORIZED TO VOTE
UPON SUCH OTHER BUSINESS AS MAY
PROPERLY COME BEFORE THE MEETING.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

RECORD DATE SHARES:

PREFERRED STOCK          ROYCE VALUE TRUST, INC.
                       1414 Avenue of the Americas
                           New York, NY 10019

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned, a Preferred Stockholder of Royce Value Trust, Inc., hereby appoints Charles M. Royce and John E. Denneen, or either of them, acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of the 8% Cumulative Preferred Stock of the Fund held of record by the undersigned on March 13, 1997, at the Annual Meeting of Stockholders to be held on April 29, 1997, or at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

  PLEASE MARK VOTES
X AS IN THIS EXAMPLE

ROYCE VALUE TRUST, INC.
   PREFERRED STOCK

Please be sure to sign and date this Proxy.        Date

Stockholder sign here              Co-owner sign here

1. ELECTION OF DIRECTORS

(Page 2)

                                             With-  For All
                                       For   hold  Except

Charles M. Royce, Thomas R. Ebright,
Richard M. Galkin, Stephen L. Isaacs,
and David L. Meister

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.

2. PROPOSAL TO APPROVE A CHANGE IN THE
FUND'S FUNDAMENTAL INVESTMENT POLICIES.
(Page 4)

                                       For  Against Abstain

3. PROPOSAL TO RATIFY THE SELECTION OF
ERNST & YOUNG LLP AS INDEPENDENT PUBLIC
ACCOUNTANTS.
(Page 5)

4. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE MEETING.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

RECORD DATE SHARES: